Exhibit 77C
          Kemper Strategic Municipal Income Trust
          Form N-SAR for the period ended 11/30/95
          File No. 811-5767


          A special meeting of Registrant's shareholders was held on September 19, 1995. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Boards

                   James E. Akins

                       Vote             Number
                       ----             -----------
                       FOR                7,228,227
                       WITHHELD             262,940

                   Fred B. Renwick

                       Vote             Number
                       ----             -----------
                       FOR                7,228,227
                       WITHHELD             262,940


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR                7,364,536
                       AGAINST               36,602
                       ABSTAIN               90,029


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR                7,207,633
                       AGAINST              121,810
                       ABSTAIN              161,724







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